Exhibit 99.3

                             JOINT FILER INFORMATION

1.       Name:                                     Isaac Perlmutter
         Address:                                  P.O. Box 1028
                                                   Lake Worth, FL 33460
         Designated Filer:                         Isaac Perlmutter
         Issuer and Ticker Symbol:                 Marvel Enterprises Inc. (MVL)
         Statement for Month/Day/Year:             5/20/2004

2.       Name:                                     Object Trading Corp.
         Address:                                  P.O. Box 1028
                                                   Lake Worth, FL 33460
         Designated Filer:                         Isaac Perlmutter
         Issuer and Ticker Symbol:                 Marvel Enterprises Inc. (MVL)
         Statement for Month/Day/Year:             5/20/2004



By:  /s/ Benjamin Dean                                        Date:   5/20/2004
   -----------------------------------------                       -------------
         Benjamin Dean, attorney in fact
         for Isaac Perlmutter

Object Trading Corp.

By:  /s/ Benjamin Dean                                        Date:   5/20/2004
   -----------------------------------------                       -------------
         Benjamin Dean, duly authorized